UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

AMERIANA BANCORP

(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana	47263-1048
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Agreement

On June 26, 2015, First Merchants Corporation, an Indiana corporation (“First Merchants”), and Ameriana Bancorp, an Indiana corporation (“Ameriana Bancorp”), entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”), pursuant to which, Ameriana Bancorp will, subject to the terms and conditions of the Merger Agreement, merge with and into First Merchants (the “Merger”), whereupon the separate corporate existence of Ameriana Bancorp will cease and First Merchants will survive. Immediately following the Merger, Ameriana Bank, an Indiana state commercial bank and wholly-owned subsidiary of Ameriana Bancorp, will be merged with and into First Merchants Bank, National Association, a national bank and wholly-owned subsidiary of First Merchants, with First Merchants Bank, National Association as the surviving bank. Based on the closing price of First Merchants’ common stock on June 26, 2015 of $25.13 per share, the transaction value is estimated at approximately $68.8 million. The transaction is expected to be a tax-free stock exchange for Ameriana Bancorp’s shareholders who will be receiving First Merchants’ common stock pursuant to the Merger. Subject to Ameriana Bancorp’s shareholders’ approval of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2015 or the first quarter of 2016. A copy of the Merger Agreement is filed as Exhibit 2.1 and incorporated herein by reference.

The Boards of Directors of both First Merchants and Ameriana Bancorp have approved the Merger Agreement. The members of the Board of Directors and certain executive officers of Ameriana Bancorp have entered into a Voting Agreement pursuant to which they have agreed to vote their shares of Ameriana Bancorp common stock in favor of the Merger. A copy of the Voting Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, upon the completion of the Merger, each share of outstanding Ameriana Bancorp common stock, $1.00 par value per share, will be converted into 0.9037 shares (the “Exchange Ratio”) of First Merchants common stock, $0.125 stated value per share. The Exchange Ratio is subject to adjustments for stock splits, stock dividends, recapitalization, or similar transactions, or as otherwise described in the Merger Agreement. Fractional shares of First Merchants common stock in book entry form will be issued in respect of fractional interests arising from the Exchange Ratio. Immediately prior to the Merger, each outstanding stock option to purchase Ameriana Bancorp common stock will be converted into the right to receive cash in an amount equal to the average closing price of Ameriana Bancorp common stock for the ten (10) trading days preceding the fourth calendar day prior to the date of the Merger less the applicable exercise price.

The Merger Agreement contains representations, warranties and covenants of Ameriana Bancorp and First Merchants, including, among others, covenants (i) to, subject to certain exceptions as more fully set forth in the Merger Agreement, conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) prohibiting Ameriana Bancorp, subject to certain exceptions more fully set forth in the Merger Agreement, from engaging in certain kinds of transactions during such period. The Board of Directors of Ameriana Bancorp has adopted a resolution recommending the approval and adoption of the Merger Agreement by its shareholders, and Ameriana Bancorp has agreed to hold a shareholder meeting to put the Merger before its shareholders for consideration. Ameriana Bancorp has also agreed, for a period of time and subject to certain exceptions as set forth in the Merger Agreement, not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approvals of the holders of Ameriana Bancorp common stock; (ii) effectiveness of a Form S-4 registration statement relating to the First Merchants common stock to be issued in the Merger and listing of the First Merchants common stock to be issued in the Merger on the NASDAQ Global Select Market; and (iii) receipt of regulatory approvals.

The Merger Agreement contains certain termination rights for both First Merchants and Ameriana Bancorp. Under certain circumstances, termination of the Merger Agreement may result in the payment of a termination fee to First Merchants, all as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement and the Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, and, as mentioned above, are incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On June 29, 2015, First Merchants and Ameriana Bancorp issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This filing and the exhibits hereto contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and Ameriana Bancorp will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory and shareholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks; and other risks and factors identified in Ameriana Bancorp’s filings with the Securities and Exchange Commission.

Ameriana Bancorp does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. In addition, First Merchants’ and Ameriana Bancorp’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

ADDITIONAL INFORMATION FOR SHAREHOLDERS

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed Merger will be submitted to Ameriana Bancorp’s shareholders for their consideration. In connection with the proposed Merger, First Merchants will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement for Ameriana Bancorp and a Prospectus of First Merchants, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. Once filed, you may obtain a free copy of the Proxy Statement- Prospectus, when it becomes available, as well as other filings containing information about First Merchants and Ameriana Bancorp, at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing First Merchants’ website (http://www.firstmerchants.com) under the tab “Investors,” then under the heading “Financial Information,” and finally under the link “SEC Filings,” or by accessing Ameriana Bancorp’s website (http://www.ameriana.com) under the “Investor Relations” tab, then under the link “Documents”.

Ameriana Bancorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Ameriana Bancorp in connection with the proposed Merger. Information about the directors and executive officers of First Merchants is set forth in the proxy statement for First Merchants’ 2015 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 25, 2015. Information about the directors and executive officers of Ameriana Bancorp is set forth in the proxy statement for Ameriana Bancorp’s 2015 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 17, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement-Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization and Merger between First Merchants Corporation and Ameriana Bancorp, dated June 26, 2015

10.1	Form of Voting Agreement, dated June 26, 2015, among First Merchants Corporation and certain shareholders of Ameriana Bancorp

99.1	Press Release, dated June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: June 29, 2015	By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer